UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On June 14, 2016, Mark N.K. Bagnall accepted the invitation of the Board of Directors of Cesca Therapeutics Inc. (the “Company”) to join its Board of Directors (the “Board”), effective July 1, 2016. On May 27, 2016, the Board approved increasing the size of the Board to (6) members immediately prior to the effectiveness of Mr. Bagnall joining the Board, with Mr. Bagnall filling such vacancy. Mr. Bagnall is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee.

Mr. Bagnall is the Co-Founder of Naia Pharmaceuticals, an international drug development company founded to create high-value biotechnology companies, and has served as a director and as the Chief Financial Officer and Chief Operating Officer since 2014. From 2009 to 2012 Mr. Bagnall served as the Chief Financial Officer and then as the President, Chief Executive Officer and as a director of GenturaDx, Inc. Mr. Bagnall received his B.S. in Business Administration from Berkeley Business School and is a Certified Public Accountant.

Currently, in addition to serving on the board of directors for Naia Pharmaceuticals, Mr. Bagnall serves as a director on the board and as Chairman of the Audit Committee for Ativa Medical and Chairman of the board for XCR Diagnostics. Mr. Bagnall was a director and the Chairman of the Audit Committee of VIA Pharmaceuticals from 2008 to 2011.

Mr. Bagnall will receive an annual Board retainer of $35,000, to be paid in quarterly installments, and will also receive a nonqualified stock option grant of 1,250 shares. The options will have a seven year life and vest monthly over one year.

Mr. Bagnall has not previously held any positions with the Company. Mr. Bagnall has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

The Company is not aware of any transaction in which Mr. Bagnall has an interest requiring disclosure under Item 404(a) of Regulation S-K, and there are no other arrangements or understandings between management and Mr. Bagnall with respect to his appointment as a director.

For more information, see the Press Release attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.     Exhibit Description

99.1     Press release, titled “Cesca Therapeutics Appoints Mark Bagnall To Its Board of Directors” dated June 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: June 20, 2016	/s/ Robin Stracey
Robin Stracey, Chief Executive Officer